SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 16, 2008 (Date of earliest event reported)

Commission File No.: 0-25969

RADIO ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-1166660 (I.R.S. Employer Identification No.)

5900 Princess Garden Parkway,
7th Floor
Lanham, Maryland 20706
(Address of principal executive offices)

(301) 306-1111
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                       Entry Into Material Definitive Agreement

                On April 16, 2008, Radio One, Inc. (the “Company”)  executed employment agreements (together, the “Employment Agreements”) with Catherine L. Hughes, the Company’s Founder, and Alfred C. Liggins, III, the Company’s Chief Executive Officer and President.  The Company also executed an amendment (the “Vilardo Amendment”) to the employment agreement of Linda J. Vilardo, the Company’s Chief Administrative Officer.

Hughes Employment Agreement

        The Hughes Employment Agreement is a three year agreement that provides for an annual base salary of $750,000 that may be increased in the discretion of the compensation committee.  Ms. Hughes is also eligible for an annual incentive bonus to be awarded in the sole discretion of the compensation committee, up to a maximum of $250,000.  The Company will grant to Ms. Hughes options to purchase 600,000 shares of Class D common stock of the Company.  Such options will vest ratably over the initial term of the agreement.  The Company will also grant Ms. Hughes 150,000 shares of Class D common stock of the Company, subject to vesting and transfer restrictions.  These shares will vest ratably over the initial term of the agreement.  All restricted stock vests upon a change of control.  Ms. Hughes will receive standard retirement, welfare and fringe benefits, as well as vehicle and wireless communication allowances and financial manager services.

Upon termination without cause or for good reason within two years following a change of control Ms. Hughes will receive an amount equal to three times the sum of (1) her annual base salary and (2) the average of her last three annual incentive bonus payments, in a cash lump sum within five days of such termination, a pro-rated annual bonus for the year of termination, and continued welfare benefits for three years.

Liggins Employment Agreement

The Liggins Employment Agreement is also a three year agreement and provides for an annual base salary of $980,000 that may be increased in the discretion of the compensation committee.  Mr. Liggins is also eligible for an annual incentive bonus comprised of  two parts -- 50% based on achievement of pre-established individual and Company performance goals (as determined by compensation committee in consultation with Mr. Liggins), and 50% determined by the compensation committee.  The annual incentive award may not in the aggregate exceed annual base salary.  Mr. Liggins will also receive a $1,000,000 “signing bonus” payable in cash within 60 days and subject to reduction, payment in installments or delay necessitated by Company credit agreements.  This payment is intended to serve as a retroactive compensation adjustment as it was determined that Mr. Liggins was underpaid for the last three years.

        Mr. Liggins will also receive a make whole bonus of $4,800,000, payable in cash within 60 days and subject to reduction, payment in installments or delay necessitated by Company credit agreements.  The make-whole is intended to compensate Mr. Liggins for losses associated with his past employment contract.

In recognition of his contributions in founding TV One, LLC (“TV One”), Mr. Liggins will be eligible to receive an amount equal to eight percent (8%) of any proceeds from distributions or other liquidity events in excess of the return of the Company’s aggregate investment in TV One (the “TV One Award”).  The Company’s obligation to pay the TV One Award will be triggered (i) only after the Company’s recovery of the aggregate amount of its capital contribution in TV One and (ii) only upon actual receipt of (A) distributions of cash or marketable securities or (B) proceeds from a liquidity event with respect to the Company’s membership interest in TV One.

The Company will grant to Mr. Liggins options to purchase 1,150,000 shares of Class D common stock of the Company.  Such options will vest ratably over the initial term of the agreement.  The Company will also grant Mr. Liggins 300,000 shares of Class D common stock of the Company, subject to vesting and transfer restrictions.  These shares will vest ratably over the initial term of the agreement.  All restricted stock vests upon a change of control.  Mr. Liggins will receive standard retirement, welfare and fringe benefits, as well as vehicle and wireless communication allowances and financial manager services.

Upon termination without cause or for good reason within two years following a change of control Mr. Liggins will receive an amount equal to three times the sum of (1) his annual base salary and (2) the average of his last three annual incentive bonus payments, in a cash lump sum within five days of such termination, a pro-rated annual bonus for the year of termination, and continued welfare benefits for three years.

Vilardo Amendment

Pursuant to the Vilardo Amendment, the Company and Ms. Vilardo agreed that any payments which may become due to the Ms. Vilardo in connection with her termination of employment and which may be subject to Internal Revenue Code Section 409A and implementing regulations (the “409A Rules”), will be delayed for a six-month period as necessary to enable such payments to be made without incurring excise taxes and/or penalties under the 409A Rules. The Vilardo Amendment also makes certain other revisions to ensure administrative compliance with the 409A Rules.

Copies of the Employment Agreements and the Vilardo Amendment are attached to this report on Form 8-K as Exhibits 10.1, 10.2 and 10.3 and the foregoing summaries of their material terms are qualified in their entirety by reference to the actual terms of the Employment Agreements and the Vilardo Amendment.

Statements in this Form 8-K which are other than historical facts are intended to be “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, the Private Securities Litigation Reform Act of 1995 and other related laws.  While the Company believes such statements are reasonable, the actual results and effects could differ materially from those currently anticipated.  In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise.

ITEM 9.01.                       Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

10.1	Employment Agreement dated as of April 16, 2008 between Radio One, Inc. and Catherine L. Hughes
10.2	Employment Agreement dated as of April 16, 2008 between Radio One, Inc. and Alfred C. Liggins, III
10.3	First Amendment dated April 16, 2008 to the Amended and Restated Employment Agreement between Radio One, Inc. and Linda J. Vilardo dated as of October 31, 2000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADIO ONE, INC.
/s/ Peter D. Thompson
April 18, 2008	Peter D. Thompson
Executive Vice President and Chief Financial Officer